                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              Olympic Steel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              [OLYMPIC STEEL LOGO]
       Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146
                                 (216) 292-3800

To Our Shareholders:

You are invited to attend the 2002 Annual Meeting of Shareholders of Olympic Steel, Inc. to be held at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, on Friday, April 26, 2002, at 10:00 a.m. local time. We are pleased to enclose the notice of our Annual Meeting of Shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

You are hereby asked to approve the election of Directors, to adopt the Employee Stock Purchase Plan, and approve amendments to the Company's stock option plan. Your Board of Directors unanimously recommends that you vote "FOR" each proposal stated in the Proxy.

Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

Sincerely,

Michael D. Siegal
Chairman and Chief Executive Officer

March 29, 2002

                              [OLYMPIC STEEL LOGO]
       Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146
                                 (216) 292-3800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2002

The Annual Meeting of Shareholders of Olympic Steel, Inc., an Ohio corporation (the Company), will be held on Friday, April 26, 2002, at 10:00 a.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, for the following purposes:

1. To elect three Directors for a term expiring in 2004;

2. To adopt the Employee Stock Purchase Plan;

3. To amend the Company's Stock Option Plan to increase by 350,000 the number of shares available for issuance under the plan and extend the term of the plan until 2009; and,

4. To transact such other business that is properly brought before the meeting.

Only holders of the Common Shares of record on the books of the Company at the close of business on March 11, 2002, will be entitled to vote at the meeting.

Your vote is important. All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.

By Order of the Board of Directors

Marc H. Morgenstern
Secretary

Cleveland, Ohio

March 29, 2002

THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              [OLYMPIC STEEL LOGO]
                              2002 ANNUAL MEETING

                                 April 26, 2002

                           THE PROXY AND SOLICITATION

     This Proxy Statement is being mailed on or about March 29, 2002, to the shareholders of Olympic Steel, Inc. (the Company) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 2002 Annual Meeting of Shareholders to be held on Friday, April 26, 2002 at 10:00 a.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146. Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The election of Directors, the adoption of the Employee Stock Purchase Plan, and the approval of the amendment to the Company's stock option plan each require approval only by a plurality of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of the vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of (1) electing three Directors of the class whose two-year terms of office will expire in 2004, (2) adopting the Employee Stock Purchase Plan, (3) amending the Company's stock option plan to increase the number of shares available for issuance under the plan and extending the term of the plan, and (4) transacting such other business as may properly come before the meeting.

     The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the Director nominees named herein and in favor of the proposals listed in Items 2 and 3 above.

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 11, 2002, as the record date for determining shareholders entitled to notice of the meeting and to vote.

On that date, 9,631,100 shares of Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into two classes of three Directors each, whose members serve for a staggered two-year term. One class of Directors' term expires in 2002 and the other class term expires in 2003.

     The Board of Directors has nominated David A. Wolfort, Martin H. Elrad, and Suren A. Hovsepian to stand for reelection as Directors for a two-year term. The two-year term will end upon the election of Directors at the 2004 Annual Meeting of Shareholders.

     At the Annual Meeting, the shares of Common Stock represented by valid Proxies, unless otherwise specified, will be voted to reelect the Directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

     The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

                      NOMINEES FOR TERMS TO EXPIRE IN 2004

                                           PRINCIPAL OCCUPATION,
                                              PAST FIVE YEARS,                     DIRECTOR
NAME OF DIRECTOR      AGE                   OTHER DIRECTORSHIPS                     SINCE
----------------      ---    --------------------------------------------------    --------
David A. Wolfort      49     President since January 2001 and Chief Operating        1987
                             Officer of the Company since 1995. He served as
                             Vice President -- Commercial of the Company from
                             1987 to 1995. He is Chairman of the Metals Service
                             Center Institute (MSCI) Political Action
                             Committee, serves as Past Chairman of MSCI's
                             Government Affairs Committee, and a Regional Board
                             Member of the Northern Ohio Anti-Defamation
                             League.
Martin H. Elrad       62     Private investor; also served for over five years       1987
                             as President of Solon Leasing Co. (a fleet vehicle
                             lessor).
Suren A. Hovsepian    62     Business Consultant. Vice President -- Automotive       1998
                             of the Company from 1997 to 1998. Previously, he
                             served as General Manager of Lafayette Steel, a
                             subsidiary of the Company, since its acquisition
                             in 1995. Prior to its acquisition, he was
                             President and Chief Executive Officer of Lafayette
                             Steel.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

                                           PRINCIPAL OCCUPATION,
                                              PAST FIVE YEARS,                     DIRECTOR
NAME OF DIRECTOR      AGE                   OTHER DIRECTORSHIPS                     SINCE
----------------      ---    --------------------------------------------------    --------
Michael D. Siegal     49     Chief Executive Officer of the Company since 1984,      1984
                             and Chairman of the Board since 1994. A member of
                             the Board of Directors of American National Bank
                             (Cleveland, Ohio). A member of the Board of the
                             Metals Service Center Institute (MSCI) and Vice
                             Chairman of the Development Corporation for
                             Israel.
Thomas M. Forman      56     Business consultant and private investor. From          1994
                             1999 to 2000, he served as Chief Administrative
                             Officer, General Counsel, and co-founder of
                             HealthSync (a provider of an employer-paid health
                             insurance marketplace). He served as Vice
                             President of Sealy Corporation (a manufacturer and
                             distributor of bedding) from 1994 to 1997.
James B. Meathe       45     Managing Director and Chairman Midwest Region of        2001
                             Marsh Inc. (a leading risk and insurance services
                             firm) since 1999. Previously served in several
                             senior management positions in Marsh Inc. He
                             currently serves on the Operating Committee of
                             Marsh USA Inc. and on the board of Lake Forest
                             College and Children's Memorial Hospital (Chicago,
                             IL).

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings in 2001. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which consists of Messrs. Elrad, Forman, and Meathe. The Audit Committee held two meetings and the Compensation and Nominating Committees each held one meeting in 2001. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.

     All of the current Directors attended all of the required Board and applicable committee meetings held during 2001. In addition to holding regular committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.

     Audit Committee. The committee is chaired by Mr. Meathe, operates pursuant to a written charter and is responsible for monitoring and overseeing the Company's internal controls and financial reporting processes, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors, Arthur Andersen LLP. Each committee member is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for 2001 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company's independent auditors. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Arthur Andersen LLP, and discussed that firm's independence with representatives of the firm.

     Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended December 31, 2001 in the Company's Annual Report on form 10-K filed with the Securities and Exchange Commission.

                           James B. Meathe, Chairman
                                Martin H. Elrad
                                Thomas M. Forman

     Compensation Committee. This committee is chaired by Mr. Forman, reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies, and has authority to administer the Company's Stock Option Plan.

     Nominating Committee. This committee is chaired by Mr. Elrad, functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for Directors, including those individuals recommended by shareholders. Shareholders wishing to suggest nominees for election to the Board at the 2003 Annual Meeting may do so by providing written notice to the Company in care of Marc H. Morgenstern, Secretary, no later than December 30, 2002.

                           COMPENSATION OF DIRECTORS

     During 2001, each Director who is not an employee of the Company received a Director's fee in the amount of $3,500 per meeting and reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. Directors also receive $1,000 for each special Board or Committee meetings attended. No additional compensation is to be paid for committee meetings held on the same day as Board meetings. Upon appointment to the Board, each outside Director is entitled to a stock option grant of 10,000 shares. Each outside Director shall also be entitled to an annual stock option grant of up to 2,500 shares, based on overall Company performance. Directors who are also employees of the Company receive no additional remuneration for serving as Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person or entity who has beneficial ownership of 5% or more of the outstanding Common Shares of the Company on March 11, 2002, based upon information furnished to the Company.

                                                           NUMBER OF SHARES       PERCENTAGE OF
NAMES OF BENEFICIAL OWNERS                                BENEFICIALLY OWNED        OWNERSHIP
--------------------------                                ------------------      -------------
Michael D. Siegal                                             1,572,666(1)            16.0%
  5096 Richmond Road
  Cleveland, OH 44146
Fifth Third Bancorp/Fifth Third Bank                            830,357(2)             8.4%
  Fifth Third Center
  Cincinnati, OH 45263
Dimensional Fund Advisors                                       807,000(3)             8.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
David A. Wolfort                                                598,000(4)             6.1%
  5096 Richmond Road
  Cleveland, OH 44146

---------------

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 41,666 shares issuable upon exercise of options exercisable within sixty days of March 11, 2002.

(2) Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 12, 2002.

(3) Based on Schedule 13G filed with the Securities and Exchange Commission on or about January 30, 2002.

(4) Does not include 113,000 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares. Includes 95,000 shares issuable upon exercise of options exercisable within sixty days of March 11, 2002.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the amount of the Company's Shares of Common Stock beneficially owned by the Company's Directors, Director nominees, each of the officers in the compensation table included herein, and all the Directors, Director nominees, and executive officers as a group as of March 11, 2002.

                                                           NUMBER OF SHARES       PERCENTAGE OF
NAMES OF BENEFICIAL OWNERS                                BENEFICIALLY OWNED        OWNERSHIP
--------------------------                                ------------------      -------------
Michael D. Siegal                                              1,572,666(1)           16.0%
David A. Wolfort                                                 598,000(2)            6.1%
Martin H. Elrad                                                   24,000(3)              *
Richard T. Marabito                                               23,833(4)              *
Heber MacWilliams                                                 22,633(3)              *
Suren A. Hovsepian                                                19,000(3)              *
Thomas M. Forman                                                  17,650(3)              *
James. B. Meathe                                                   2,000(3)              *
All Directors, Director nominees, and
  executive officers as a group (8 persons)                    2,279,782(5)           23.1%

---------------

* Less than 1%.

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 41,666 shares issuable upon exercise of options exercisable within sixty days of March 11, 2002.

(2) Does not include 113,000 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares. Includes 95,000 shares issuable upon exercise of options exercisable within sixty days of March 11, 2002.

(3) Includes shares issuable upon exercise of options exercisable within sixty days of March 11, 2002, as follows: Elrad -- 19,000, MacWilliams -- 16,833, Hovsepian -- 14,000, Forman -- 15,500, Meathe -- 2,000.

(4) Does not include 2,000 shares held is various trust for the benefit of Mr. Marabito's children. Mr. Marabito disclaims beneficial ownership of such shares. Includes 20,833 shares issuable upon exercise of options exercisable within sixty days of March 11, 2002.

(5) Includes 224,832 shares issuable upon exercise of options exercisable within sixty days of March 11, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's officers and Directors, and persons who own greater than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, Directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2001 and Form 5 and amendments thereto furnished to the Company with respect to 2001, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company's officers, Directors and greater than 10% shareholders were timely made with the exception of one late filing of Form 4 by Mr. Marabito for November 2001 purchase of common stock.

                        EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company during the years ended December 31, 2001, 2000, and 1999 to the Chief Executive Officer and each of the other executive officers (the "Named Executive Officers") of the Company:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
             NAME AND                          -----------------------          ALL OTHER
      PRINCIPAL POSITION(S)         YEAR        SALARY         BONUS         COMPENSATION(1)
      ---------------------         ----       --------       --------       ---------------
Michael D. Siegal,                  2001       $400,000       $      0            $5,250
Chairman of the Board and           2000        400,000              0             8,650
Chief Executive Officer             1999        425,000        118,300             9,800

David A. Wolfort,                   2001       $383,558       $ 20,000            $5,250
President and                       2000        310,000              0             8,650
Chief Operating Officer             1999        310,000         94,640             9,800

Richard T. Marabito(2)
Chief Financial Officer and         2001       $175,000       $      0            $5,250
Treasurer                           2000        161,628              0             8,650

Heber MacWilliams(2)                2001       $150,000       $ 10,000            $5,250
Vice President -- MIS               2000        125,154         15,000             8,379

---------------

(1) "All Other Compensation" includes (i) contributions to the Company's 401(k) plan to match pre-tax elective deferral contributions and (ii) amounts paid under the Company's discretionary profit-sharing plan. Messrs. Siegal, Wolfort, Marabito, and MacWilliams each were credited in 2001 with $5,250 under the 401(k) plan.

(2) Pursuant to SEC rules, no information regarding compensation for years prior to appointment as Named Executive Officer required.

     The following table sets forth information regarding individual grants of stock options pursuant to the Company's Stock Option Plan during 2001 to each of the Named Executive Officers.

                            INDIVIDUAL OPTION GRANTS
                                      2001

                                              % OF
                          NUMBER OF       TOTAL OPTIONS
                        SHARES COVERED     GRANTED TO                                       GRANT DATE
                          BY OPTION       EMPLOYEES IN     EXERCISE PRICE    EXPIRATION       PRESENT
         NAME               GRANT          FISCAL YEAR      ($/SHARE)(1)        DATE         VALUE(2)
         ----           --------------    -------------    --------------    ----------    -------------
Michael D. Siegal           15,000             3.0%            $2.63          4/30/11        $ 27,660
David A. Wolfort           300,000            59.8%            $1.97          1/01/11        $412,200
                            13,000             2.6%            $2.63          4/30/11        $ 23,972
Richard T. Marabito         12,000             2.4%            $2.63          4/30/11        $ 22,128
Heber MacWilliams            6,000             1.2%            $2.63          4/30/11        $ 11,064

---------------

(1) Stock Options were awarded with an exercise price equal to the fair market value per share of the Common Stock on the grant date.

(2) In accordance with the rules of the United States Securities and Exchange Commission, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company cannot predict or estimate the future price of the Company's Common Stock, and neither the Black-Scholes model nor any other model can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an officer, if any, will be at or near the value estimated in the Black-Scholes model. The Black-Scholes valuation was determined using the following assumptions: an average volatility of 53.7%, no dividend yield, a risk-free interest rate of 5.25%, and a projected exercise period of 10 years.

     During 2001, there were no Stock Option exercises by any of the Named Executive Officers. The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2001.

                               DECEMBER 31, 2001
                                 OPTION VALUES

                                NUMBER OF SECURITIES UNDERLYING         VALUE OF IN-THE-MONEY OPTIONS
                                      OPTIONS AT YEAR END                     AT YEAR END ($)(3)
                                --------------------------------        ------------------------------
             NAME               EXERCISABLE       UNEXERCISABLE         EXERCISABLE      UNEXERCISABLE
             ----               ------------      --------------        -----------      -------------
Michael D. Siegal                  22,222             36,111                 0                    0
David A. Wolfort                   18,667            330,333                 0             $174,000
Richard T. Marabito                12,000             19,500                 0                    0
Heber MacWilliams                  11,000             11,500                 0                    0

---------------

(3) These values are based on the negative spread between the respective exercise price of outstanding stock options and the fair market value of the Company's Common Stock at December 31, 2001 ($2.55). These amounts may not represent amounts actually realized by the Named Executive Officers.

     Retention Agreements. The Company has executed Management Retention Agreements (the "Retention Agreements") with Messrs. Siegal, Wolfort, and Marabito. Under the Agreements, which do not become operative unless there is a Change-in-Control of the Company (as defined in the Retention Agreements), the Company agrees to continue the employment of the manager for a one-year period (the "Contract Period") following the Change-in-Control in the same position with the same duties and responsibilities and at the same compensation level as existed prior to the Change-in-Control. If during the Contract Period the manager's employment is terminated without cause, or the manager terminates his employment for "good reason," the manager shall receive a lump-sum severance payment (the "Severance Amount") of an amount equal to the average of the manager's salary over the last three years, together with continuation of insurance coverage for one year. The Contract Period for Messrs. Siegal and Wolfort is two years and their Severance Amount equals 2.99 times the average of the last three years' compensation. Each of the Retention Agreements contains a non-competition prohibition for one year post-employment (two years in the cases of Messrs. Siegal and Wolfort).

     Wolfort Employment Agreement. Mr. Wolfort serves as President and Chief Operating Officer of the Company pursuant to an employment agreement, effective January 1, 2001, and terminating December 31, 2005. Under the Agreement, Mr. Wolfort receives a Base Salary of $385,000, subject to possible increases as determined by the Compensation Committee of the Board. Bonus compensation will be determined by the Committee under the Senior Management Compensation Program, subject to a minimum annual bonus of $20,000. Under the Agreement, Mr. Wolfort was granted a ten (10) year option to purchase up to 300,000 shares at $1.97 per share, the fair market value of the Company's Common Stock on the date of grant. The option vests in annual installments of 20%, commencing January 1, 2002. If the Company terminates Mr. Wolfort's employment without "cause" during the employment term, he shall continue to receive his compensation under the Agreement for a period ending on the earlier of (i) December 31, 2005 or (ii) the second anniversary of his termination of employment. The employment agreement contains a one year non-competition prohibition.

                             EMPLOYEE BENEFIT PLANS

     Incentive Bonus Plans. Each of the Executive Officers participated in the Senior Management Compensation Program which focuses on return on assets (ROA) and growth in tonnage. ROA is calculated by dividing consolidated net income by average monthly total assets. Net income and total assets can be adjusted by the Committee for certain start-up costs or extraordinary items. Under the program, each of the Executive Officers can be granted stock options based on the Company's performance. The determination of the stock option grants is made by the Compensation Committee. The Committee believes that this program further aligns the interests of management and shareholders and will provide long-term incentive for maximizing shareholder value.

     Stock Option Plan.  See description of plan under Proposal 3 herein.

                              RELATED TRANSACTIONS
                     AND COMPENSATION COMMITTEE INTERLOCKS

     A corporation owned by family members of Mr. Siegal since 1978 handled a portion of the freight activity for the Company's Cleveland operation. Payments to this entity approximated $1.3 million for the year ended December 31, 2001. A partnership owned by family members of Mr. Siegal since 1956 have owned one of the Cleveland warehouses and leases it to the Company at an annual rental of $195,300. The lease expires in 2010.

     Mr. Wolfort purchased 300,000 shares of the Company's Common Stock from treasury on February 22, 2001. The shares were purchased pursuant to a 5-year note payable to the Company due and payable on or before January 1, 2006 bearing interest at 5.07% per annum. The note is secured by a pledge of the underlying shares. At December 31, 2001, the outstanding balance of principal and interest was $704,253.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the base salaries, bonuses and other compensation matters of the executive officers of the Company. The Committee consists entirely of non-employee Directors of the Company. The Committee meets once annually to review the compensation program for the executive officers of the Company. This report documents the basis of compensation for 2001, with regard to the Company's Chief Executive Officer and other executive officers.

     Compensation Policy. The executive compensation policy of the Company is based on the following philosophy: (i) the need to retain and, as necessary, attract highly qualified executives with a compensation plan that is competitive with both public and privately held steel and steel-related companies; (ii) emphasizing variable, performance-based compensation tied to the overall profitability of the Company; (iii) creating a system that would not be overly complicated or conflict with the bonus system used at the senior manager level; and (iv) devising a compensation program that appropriately aligns the interests of executive officers with those of the Company's shareholders in increasing shareholder value.

     Base Salaries. The annual base salary of the executive officers is based upon an evaluation of their significant contributions as individuals and as a team, as subjectively determined by the Compensation Committee. The Committee reviewed the cash compensation of numerous senior executives in positions in other steel and steel-related companies to determine the range of the base salaries. Base salaries for 2001 were reviewed and approved by the Compensation Committee, and the amounts paid are included in the Summary Compensation Table.

     Incentive Compensation. A significant portion of the executive officers' compensation is incentive bonus-based and tied to the overall return on assets of the Company. Under the provisions of the Inventive Plan, no bonuses were awarded in 2001 to the three principal executive officers. The Company considers stock options to be another award of compensation. Stock options were granted to each of the executive officers as included in the "Individual Option Grants 2001" table. The 2001 bonus compensation was determined by the provisions of the Incentive Bonus Plan described under the section "Employee Benefit Plans."

     Chief Executive Officer Compensation. The Chief Executive Officer participates in the same compensation plan provided to the other executive officers of the Company. The base salary for the Chief Executive Officer, Michael D. Siegal, was based upon the Compensation Committee's subjective evaluation of his performance, considering his years of experience, contributions and accomplishments, and his commitment to increasing shareholder value. The Compensation Committee also considered the base compensation packages of other chief executive officers for comparable companies. Consistent with the philosophy of the Incentive Bonus Compensation Plan, the overall return on assets of the Company is a primary variable in determining the total compensation paid to the Chief Executive Officer. Mr. Siegal owns a significant number of shares of the Company, which provides additional long-term incentive for maximizing shareholder value.

                           Thomas M. Forman, Chairman
                                Martin H. Elrad
                                James. B. Meathe

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the NASDAQ U.S. composite index and an index to a peer group from December 1996 through December 2001.

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

          Olympic Steel, Inc., Peer Group Index and NASDAQ U.S. Index
                From December 31, 1996 through December 31, 2001

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/29/96)
[PERFORMANCE CHART]

                              12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
---------------------------------------------------------------------------------------------
Olympic Steel, Inc.           $100.00    $ 61.33    $ 19.71    $ 18.72    $  7.76    $ 10.05
---------------------------------------------------------------------------------------------
Peer Group Index(1)           $100.00    $ 96.71    $ 76.28    $ 99.81    $ 58.93    $ 76.70
---------------------------------------------------------------------------------------------
Nasdaq U.S. Index             $100.00    $122.71    $172.03    $325.93    $197.88    $156.22

---------------

(1) The companies selected to form the peer group index are A.M. Castle & Co., Gibraltar Steel Corporation, Huntco Inc., Shiloh Industries, Inc., Steel Technologies Inc., and Worthington Industries, Inc

                                  PROPOSAL TWO
                        ADOPTION OF OLYMPIC STEEL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Company is asking its shareholders to approve the adoption of the Olympic Steel, Inc. Employee Stock Purchase Plan (the "Plan"). An employee stock purchase plan is a form of stock based compensation. The Plan provides employees with a systematic long-term investment opportunity to own employer stock. When shareholder value increases, the wealth of the people who help produce shareholder value increases. The Company has designed the Plan to be broad-based among its employees. The Plan extends the Company's benefit package to employees at a relatively low cost. The Plan will increase employee awareness of Olympic's stock performance at all levels. The Plan also provides employees with potential tax savings and attractive investment opportunities. The Company receives a continuing source of equity and an attractive incentive to help attract and retain key employees. If approved, the Plan is expected to take effect on July 1, 2002.

                              DESCRIPTION OF PLAN

     The following description of the Plan is not complete and is qualified by reference to the full text of the Olympic Steel, Inc. Employee Stock Purchase Plan (a copy of which is attached as Appendix A to this Proxy Statement).

     A maximum of 1,000,000 shares of Olympic stock may be issued under the Plan. The number of shares issued or reserved pursuant to the Plan (or pursuant to outstanding awards) is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the shares of Olympic stock. The shares may consist of unissued shares, treasury shares or shares purchased on the open market.

     Administration. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee will have the authority to make rules and regulations for the administration of the Plan and its interpretations, and decisions with regard to the Plan, rules and regulations will be final and binding on all parties.

     Eligibility. Each employee of Olympic Steel, Inc. or one of its incorporated subsidiaries who has been employed for at least one year and who is customarily scheduled to work 20 hours or more each week, will be eligible to participate in the Plan, except for those employees already owning 5% or more of the Olympic's common stock.

     Participation in the Plan. Eligible employees may participate in Plan by electing to participate in a given offering period pursuant to procedures set forth by the Committee. A participant's participation in the Plan will continue until the participant makes a new election, or withdraws from an offering period or from the plan.

     Payroll Deductions. Payroll deductions will be made from the compensation paid to each participant for each offering period as elected by the participant. The

Committee will set forth withholding dollar and percentage limits at the beginning of each calendar year.

     Purchase of Stock. On each grant date, each participant will be granted options to purchase stock under the Plan. A participant can be granted up to $25,000 worth of options each calendar year. On the last trading day of each month during an offering period (each, a "purchase date"), the Company will apply the funds in each participant's account to purchase shares. Prior to granting the option, the Committee shall set forth the applicable purchase discount, ranging from 0% to 15%. Also prior to the grant, the Committee shall designate the use of the price at the date of grant, the price at the exercise date or the better of the price at the date of grant or date of exercise. As soon as practical after each purchase date, the number of shares purchased by each participant will be held for benefit of the participant by a reputable brokerage house designated by the Committee.

     Termination of Participation in the Plan. The Committee will determine the terms and conditions under which a participant may withdraw from an offering period or from the Plan. Participation in the Plan will be terminated upon the termination of a participant's employment for any reason. Upon a termination of a participant's employment during an offering period, all payroll deductions credited to such participant's plan account will used to purchase shares on the next purchase date.

     Amendment and Termination. The Board may amend, alter or discontinue the Plan at any time; provided, however, that no amendment, alteration or discontinuation will be made to an option which, without a participant's consent, would impair any of such participant's rights and obligations. The Company will obtain shareholder approval of any amendment, alteration or discontinuation of the plan only to the extent necessary to comply with the requirements of Section 423 of the Code.

     The Plan will terminate upon the earlier of (i) the termination of the Plan by the Board or (ii) ten years after the initial adoption of the Plan.

     Withholding. The Company reserves the right to withhold from payroll deductions, shares or cash distributed to a participant any amounts that are required by law to be withheld.

     Tax Consequences of Participation in the Plan. The following discussion of the federal income tax consequences relating to the employee stock purchase plan is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes which are not described below.

     The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. The employee stock purchase plan is subject to stockholder approval, as required by Section 423. Payroll deductions made under the employee stock purchase plan will be included in a participant's taxable income but, under the Code, no taxable income is generally recognized by a participant either as of the grant date or as of the purchase date. Depending upon the length of time the acquired shares are held by the participant, the federal income tax consequences will vary. If the shares are held for a period of two years or more from the grant date and for at least one year from the purchase date (the "Required Period"), and are sold at a price in excess of the purchase price paid by the participant for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (i) the amount by which the fair market value of the shares on the grant date exceeded the purchase price or (ii) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the Required Period and are sold at a price less than the purchase price paid by the participant for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to any deduction for federal income tax purposes for shares held for the Required Period that are subsequently sold by the participant, whether at a gain or loss.

     If a participant disposes of shares within the Required Period (a "Disqualifying Disposition"), the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the participant for the shares and the fair market value of the shares on the purchase date, and the Company will be entitled to a corresponding deduction for federal income tax purposes. In addition, if a participant makes a Disqualifying Disposition at a price in excess of the purchase price paid by the participant for the shares, the participant will recognize a capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the purchase date. Alternatively, if a participant makes a Disqualifying Disposition at a price less than the fair market value of the shares on the purchase date, the participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the purchase date and the selling price of the shares. The Company will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a participant who makes a Disqualifying Disposition.

     Other Information. As of December 31, 2001, approximately 825 employees of the Company and its incorporated subsidiaries would have been eligible for participation in the Plan. Because the benefits conveyed under the Plan are contingent upon, among other things, the amount of contributions participating employees make on a voluntary basis, it is not possible to predict what benefits eligible employees will receive under the Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         FOR THE APPROVAL OF THE PLAN.

                                 PROPOSAL THREE
                 ADOPTION OF AMENDMENT TO THE STOCK OPTION PLAN

     The Company's Stock Option Plan (the "Plan") authorizes up to 950,000 shares of Common Stock of the Company (the "Shares") to be issued pursuant to the exercise of options under the Plan. As of December 31, 2001, a total of 885,833 options were issued and outstanding. Currently, 64,167 Shares remain available for grant. It is proposed to increase the number of Shares authorized for issuance under the Plan by an additional 350,000 Shares. This amendment to the Plan was approved by the Board of Directors on February 2, 2002, subject to shareholder approval. If approved, the total number of Shares authorized for issuance would be 1,300,000 Shares, less any Shares issued to date.

     Purpose and Eligibility. The purpose of the Plan is to provide employees, outside directors and consultants of the Company and the Company's subsidiaries (collectively, the "Participants") with greater long-term performance incentives to further the interests of the Company and its shareholders. An employee who is largely responsible for the management and growth of the business of the Company or any subsidiary of the Company is eligible to participate in the Plan. In addition, a consultant, other than an employee of the Company, or an outside director whose performance of services to the Company is important to the successful operation of the Company or any subsidiary is eligible to participate in the Plan. Currently, there are approximately 25 employees and 4 outside directors eligible to participate in the Plan.

     Option Price. The option price for nonqualified options is as determined by the Board of Directors or the Compensation Committee, as the case may be, in its exclusive discretion. The option price for incentive stock options ("ISO's") is determined by the Board of Directors or the Compensation Committee, but may not be less than 100% of the fair market value of a Share on the date the ISO is granted (unless the ISO is granted to an employee who owns, directly or through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a "10% Attribution Shareholder") in which case the option price may not be less than 110% of the fair market value). The Plan defines "fair market value" as the mean of the highest and lowest selling price of the Shares on the date of grant on the Nasdaq National Market.

     Term and Exercise. The expiration of the Plan is currently January 5, 2004, however, Options granted under the Plan prior to its termination expire in accordance with their terms. Subject to shareholder approval, the Board of Directors extended the Plan's term for five years. Generally, the terms of the Options will be determined by the Board of Directors or the Compensation Committee, but may not exceed ten years from the date of grant. Incentive Stock Options granted to a 10% Attribution Shareholder may not exceed a term of 5 years and Options granted to outside directors have a term of 10 years. In the event a Participant no longer renders services to the Company (whether as an employee, consultant or director) for any reason, options that are not yet exercisable will terminate, and options that are exercisable on the date of termination must be exercised within 3 months of the date of termination (or one year in the case of death or disability).

     Federal Income Tax Consequences of the Plan. The grant of an ISO will have no immediate tax consequences to the Company or the Participant. If a Participant has remained an employee of the Company or a subsidiary of the Company from the date of grant until at least the day three months before the date of exercise (one year before the date of exercise in the case of an employee who is disabled), the Participant will recognize no income tax and the Company will not be entitled to any tax deduction at the time of exercise of an ISO. However, the amount by which the fair market value of the acquired Shares at the time of exercise exceeds the exercise price will be an adjustment to alternative minimum taxable income for purposes of the alternative minimum tax. If a Participant exercises an ISO more than three months after terminating employment (one year in the case of death or disability), the exercise of the option will be treated in the same manner as the exercise of a non-qualified stock option.

     If a Participant holds the Shares received upon exercise of an ISO for at least two years after the date of grant and for at least one year from the date of exercise, gain or loss on the subsequent sale of the Shares will be a long-term capital gain or loss. If a Participant disposes of Shares acquired upon exercise of an ISO before these holding periods are satisfied, a Participant will recognize compensation income equal to the lesser of: (i) the excess of the fair market value of the Shares on the exercise date over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. The amount received in excess of the fair market value on the exercise date generally will be taxable as a short-term capital gain.

     The grant of a non-qualified stock option will have no immediate tax consequence to the Company or to a Participant. A Participant will recognize compensation income, subject to withholding for federal, state and local income taxes and employment taxes, at the time of exercise of a non-qualified stock option in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the acquired Shares. The Company will be entitled to a deduction in the same taxable year and in the same amount as a Participant recognizes compensation income as a result of the exercise of a non-qualified stock option, provided that the Company satisfies applicable withholding requirements.

     The market value of a Share as of March 12, 2002 was $4.05.

     The amendments to increase the number of Shares authorized for issuance under the Plan and extend the term must be approved by a plurality of the votes cast.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                FOR THE APPROVAL OF THE AMENDMENTS OF THE PLAN.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                               PROXY SOLICITATION

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expenses.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders is expected to be November 29, 2002.

                                 ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 2001, including financial statements of the Company and the report thereon of Arthur Andersen LLP, is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

                                              Marc H. Morgenstern
                                              Secretary

By Order of the Board of Directors
March 29, 2002

                                                                      APPENDIX A

                              OLYMPIC STEEL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

   1. PURPOSE. The purpose of this Plan is to provide employees of Olympic Steel, Inc. (the "Company") and its incorporated subsidiaries with an opportunity to purchase shares of Common Stock, as defined below, through accumulated payroll deductions. It is the intention of the Company that this Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code (the "Code"). Accordingly, the provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

   2. DEFINITIONS.

     (a) "BOARD" means the Board of Directors of Olympic Steel, Inc.

     (b) "CODE" means the Internal Revenue Code of 1986, as amended.

     (c) "COMMON STOCK" means Olympic Steel, Inc. Common Stock (no par value per share).

     (d) "COMPANY" means Olympic Steel, Inc. and its incorporated subsidiaries.

     (e) "COMMITTEE" means the Compensation Committee of the Board.

     (f) "ELIGIBLE EMPLOYEE" means an Employee who is eligible to participate in the Plan pursuant to Section 3 hereof.

     (g) "EMPLOYEE" means an individual who is employed the Company or one of its incorporated subsidiaries. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the employee is on a leave of absence approved by the Company.

     (h) "ENROLLMENT DATE" means the first Trading Day of each Offering Period, except that:

         (i) if an individual is not an Eligible Employee on the first Trading Day of the Offering Period, either because he or she is not an Employee on that date or because he or she does not satisfy all other eligibility criteria described in Section 3, such individual's Enrollment Date means the first Trading Day of the next Offering Period; and

         (ii) if an individual is an Eligible Employee on the first Trading Day of an Offering Period and either (A) initially elects not to participate and later in the Offering Period elects to participate, or (B) initially elects to participate but later ceases participation during an Offering Period, and then recommences participation, the Eligible Employee's Enrollment Date shall be the first day of the Offering Period following the Offering Period during which he commences or recommences participation.

     (i) "EXERCISE DATE" means the last Trading Day of each Offering Period.

     (j) "FAIR MARKET VALUE" means, as of any date, the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last Trading Day on or before the date of such determination, as reported by such source the Board deems reliable.

     (k) "OFFERING PERIOD" means the period, not to exceed 27 months, during which an option granted pursuant to this Plan may be exercised. The Committee shall establish the Offering Period(s).

     (l) "PARENT" means a "parent corporation" as defined in Section 424(e) of the Code.

     (m) "PARTICIPANT" means an Employee who elects to participate in the Plan pursuant to Section 5 hereof.

     (n) "PARTICIPATING EMPLOYER" means Olympic Steel, Inc. or any of its incorporated subsidiaries.

     (o) "PLAN" means this Olympic Steel, Inc. Stock Purchase Plan.

     (p) "PURCHASE PRICE" means the applicable option price (as determined by the Committee on the date of grant), less the applicable discount (as determined by the Committee on the date of grant). In no event may the applicable discount exceed 15%.

     (q) "RESERVES" means the number of shares of Common Stock covered by each option under this Plan that have not yet been exercised and the number of shares of Common Stock that have been made available under this Plan but not yet placed under option.

     (r) "SUBSIDIARY" means a "subsidiary corporation" as defined in Section 424(f) of the Code. Collectively the Subsidiary corporations are referred to as the Subsidiaries (the "Subsidiaries").

     (s) "TRADING DAY" means a day on which the NASDAQ is open for trading.

   3. ELIGIBILITY.

     (a) Except as provided below, each employee on a given Enrollment Date is eligible to participate in this Plan.

     (b) The following are ineligible to participate in the Plan:

         (i) An Employee who has been employed for less than one year by the Company or a Subsidiary;

         (ii) An Employee who, despite having been employed for more than one calendar year by the Company or a Subsidiary, is customarily scheduled to work less than 20 hours per week;

         (iii) An Employee holding capital stock or options to own capital stock of the Company equaling five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company;

         (iv) An Employee whose rights to purchase stock under all employee stock purchase plans of the Company and any of its Subsidiaries accrues at a rate that exceeds twenty five thousand dollars ($25,000) worth of stock (determined based on the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     (c) Upon a Participant's ineligibility to participate in the Plan under Sec. 3(b)(ii), all payroll deductions accumulated while the Participant was eligible in the then current Offering Period shall be applied toward the purchase of shares of Common Stock as provided in Section 8 hereof, and no further payroll deductions shall be made and no further shares of Common Stock shall be purchased for the Participant unless and until he or she again becomes eligible to participate in the Plan.

   4. OFFERING PERIODS. This Plan shall be implemented through a series of consecutive Offering Periods. The Committee shall have the power to change the duration of Offering Periods, including the commencement dates thereof.

   5. PARTICIPATION.

     (a) An eligible Employee may participate in the Plan by completing a participation agreement and an enrollment form authorizing payroll deductions and by filing such participation agreement and enrollment form with the Company's Corporate Human Resource Department prior to the applicable Enrollment Date. The participation agreement, enrollment form and other forms related to participation in the Plan shall be in the form prescribed by the Committee and may include electronic forms, in the sole discretion of the Committee.

     (b) Payroll deductions for a Participant will begin on the first payroll following the Enrollment Date, or as soon as administratively practical, and will end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant or by action of the Committee as provided in this Plan.

   6. PAYROLL DEDUCTIONS.

     (a) At the time a Participant files his or her enrollment form, he or she shall elect to have payroll deductions made on each pay during the Offering Period in an amount not to exceed limits prescribed by the Committee.

     (b) All payroll deductions made for a Participant shall be credited to his or her account under this Plan. A participant shall not make any additional payments (other than through payroll deductions) into such account.

     (c) Except as provided in Section 17 hereof, a participant may increase or decrease the rate of his or her future payroll deductions by completing and filing with the Company's Corporate Human Resources Department a new enrollment form authorizing a change in payroll deduction rate. The change in such rate shall be effective as soon thereafter as administratively practical and subject to Corporate guidelines established by the Committee. A

         Participant's enrollment form shall remain in effective for successive payroll periods unless a new enrollment form is completed and delivered to the Company's Corporate Human Resource Department or unless the Participant becomes ineligible to participate in the Plan.

     (d) Notwithstanding anything to the contrary contained herein, to the extent necessary to comply with Code Section 423(b)(8) and Section 3(b) hereof, a Participant's payroll deduction rate may be decreased to zero percent (0%) at any time during an Offering Period. A participant's discontinuance of participation shall remain in effect for successive payroll periods unless future participation would not cause a compliance problem with Code Section 423(b)(8) and Section 3 hereof.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the shares of Common Stock issued under this Plan are disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the option or upon the disposition of the shares of Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the shares of Common Stock by the Employee. An Employee selling shares prior to meeting the holding period requirements of Code Section 423(a) is required to report such disposition to the Company and is required to remit all applicable withholding taxes related to that disposition. The Company is in no way liable for any withholding taxes, interest or penalties resulting from the Employee's failure to notify the Company.

   7. GRANT OF OPTION. On each Enrollment Date, each Employee shall be granted options to purchase Common Stock of the Company, as of each Exercise Date during the Offering Period. The amount of shares to be granted shall be established by the Committee prior to the granting of the options. At that time, the Committee shall also establish the Purchase Price. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock an Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof. All options vest immediately and shall expire on the last day of the Offering Period.

   8. EXERCISE OF OPTION. Each Participant's option for the purchase of shares of Common Stock shall be exercised automatically on each Exercise Date, and the maximum number of shares of Common Stock (not including fractional shares) under the option shall be purchased for such Participant at the applicable Purchase Price as may be purchased with the accumulated payroll deductions in his or her account, subject to the limitations set forth in Sections 3(b), 7 and 11 hereof, and net of any required withholding amounts required by law. A

      Participant purchasing shares by exercising an option is not required to obtain approval of the Company's Chief Financial Officer prior to the exercise; however, a Participant having material insider information is required to obtain the approval of the Company's Chief Financial Officer prior to disposing of any shares. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

   9. TERMINATION OF EMPLOYMENT. Upon a Participant's ceasing to be an Employee due to termination of employment with the Company or one of its Subsidiaries, all payroll deductions accumulated while an Employee in the then current Offering Period shall be applied toward the purchase of shares of Common Stock as provided in Section 8 above. As soon as administratively practical, any remaining cash amounts held by the Employer on behalf of the Employee will be refunded.

10. INTEREST. No interest shall accrue on the payroll deductions of a Participant in this Plan.

11. COMMON STOCK. Subject to adjustment upon changes in the capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of Common Stock that shall be made available for sale under this Plan is one million (1,000,000) shares. The shares of Common Stock that may be offered under the Plan may be unissued stock, treasury stock or stock purchased by the Company on the open market.

12. ADMINISTRATION. The Committee shall administer the Plan on behalf of the Company. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of this Plan, to determine eligibility and to adjudicate all disputed claims filed under this Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, shall be final and binding upon all other parties.

13. DESIGNATION OF BENEFICIARY.

     (a) In the form and manner prescribed by the Committee, a Participant may designate a beneficiary to receive any shares of Common Stock, and cash from the Participant's account, may change such designation of beneficiary at any time in the form and manner prescribed by the Committee.

     (b) If the Participant dies and no beneficiary has been validly designated under this Plan or the designated beneficiary predeceases the Participant, the Participant's beneficiary shall be the Participant's surviving spouse or, if none, the Participant's surviving children, in equal shares per stirpes or, if none, the Participant's estate.

     (c) The designation of beneficiary and any changes thereto shall be filed with the Company's Corporate Human Resource Department.

14. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 13 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

15. USE OF FUNDS. The Company may use all payroll deductions received or held by the Company under this Plan for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

16. ACCOUNTS. Individual accounts shall be maintained for each participant in this Plan. The shares of Common Stock held in each account shall be maintained by a reputable brokerage house designated by the Committee.

17. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

     (a) Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares of Common Stock each Participant may purchase each Offering Period (pursuant to Section 7 hereof), as well as the price per share of Common Stock and the number of shares of Common Stock covered under by each option under this Plan that has not yet been exercised may be adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Committee. The New Exercise Date shall occur before the date of the Company's proposed dissolution or liquidation. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date. Upon the Committee notifying each Participant of a change in the Exercise Date, an Employee may not elect to increase his or her payroll deduction pursuant to Section 6 hereof.

     (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and the Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall occur before the date of the Company's proposed sale or merger. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date. Upon the Committee notifying each Participant of a change in the Exercise Date, an Employee may not elect to increase his or her payroll deduction pursuant to Section 6 hereof.

18. AMENDMENT OR TERMINATION.

     (a) The Board may at any time and for any reason terminate or amend this Plan. Except as provided in Section 17 hereof, no such termination may affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or this Plan is in the best interests of the Company and its shareholders. Except as provided in
         Section 17 hereof and in this Section 18, no amendment may make any change in any option theretofore granted that adversely affects the rights of any Participant. To the extent necessary to comply with Code
         Section 423 (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as is required.

     (b) Without shareholder consent and without regard to whether any Participant's rights may be considered to have been adversely affected, the Committee may change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, adjust the Purchase Price, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with this Plan.

     (c) In the event the Committee determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend this Plan to reduce or eliminate such accounting consequences including, but not limited to:

         (i) altering the Purchase Price for any Offering Period including an Offering Period underway a the time of the change in Purchase Price;

         (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Committee action; and

         (iii) allocating shares of Common Stock.

        Such modifications or amendments shall not require shareholder approval or the consent of any Plan Participants.

19. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or system upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21. RIGHT TO TERMINATE EMPLOYMENT. The Plan does not confer upon any Employee any right to be continued in the employ of a Participating Employer, the Company or any of its Subsidiaries, or to interfere in any way with the right of a Participant Employer, the Company or its Subsidiaries to terminate his or her employment at any time, nor shall it interfere in any way with the Employee's right to terminate his or her employment.

22. REQUIRED GOVERNMENT APPROVALS. The Plan, and all options granted under and other rights inherent in the Plan, are subject to shareholder approval and to receipt by the Company of all necessary approvals or consents of governmental agencies that the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provisions of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent or that, as a result of the consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Company's Committee in order to avoid adverse impact on the Company's overall wage and salary policy.

23. EXPENSES. Expenses of administering the Plan shall be borne by the Company. All costs related to the purchase of shares by exercising an option, the maintenance of the Participant's account or costs related to the Participant's sale of shares acquired under the Plan will be borne by the Participant. The Company and Participant shall bear the cost of withholding and employment taxes as required by law.

24. GOVERNING LAW; VENUE; LIMITATIONS PERIOD. The law of the State of Ohio will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States. Any such legal action or proceeding may be initiated only in Cuyahoga County, Ohio.

25. TERM OF PLAN. This Plan shall become effective on July 1, 2002, and shall continue in effect until July 1, 2012, unless sooner terminated under
    Section 18 hereof.

        Olympic Steel, Inc.
        c/o Corporate Trust Services
        Mail Drop 10AT66--4129
        38 Fountain Square Plaza
        Cincinnati, OH 45202


                        ----------------------------------

                                  Name Appears


                        ----------------------------------





                              fold and detach here
--------------------------------------------------------------------------------
                           (Continue from other side)

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card. Unless otherwise specified above, this proxy will be voted FOR the election as Directors of the nominees noted on the reverse side, FOR the adoption of the Employee Stock Purchase Plan, and FOR amending the Company's stock option plan to increase the number of available shares and extend the term.

  PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE-NO POSTAGE NECESSARY.

                                           Dated: ________________________, 2002

---------------------

                                           -------------------------------------
   Name Appears
                                           -------------------------------------
                                                  Signature or Signatures
---------------------                      NOTE: Please sign exactly as name
                                           appears hereon. Joint owners should
                                           each sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such.

           R.S. Rowe & Company, Inc.; Job No. 10548; Proof of 3-20-02
 [PHONE] (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX No. (781) 849-9740
                       EMAIL Address: rsrowe@interserv.com
                             pm6\5th-3rd\olympic-prx












           Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are

                represented at the meeting by promptly returning

                      your proxy in the enclosed envelope.

                               OLYMPIC STEEL, INC.
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2002
               This Proxy is Solicited by the Board of Directors

At the Annual Meeting of Shareholders of OLYMPIC STEEL, INC. to be held on April 26, 2002, and at any adjournment, MICHAEL D. SIEGAL and DAVID A. WOLFORT, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

1.   Election of three Directors.
         [ ]  FOR all nominees listed below                       [ ]  WITHHOLD AUTHORITY
              (except as marked to the contrary below).                to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

             David A. Wolfort                Martin H. Elrad             Suren A. Hovsepian

2.   Adoption of the Employee Stock Purchase Plan.
         [ ]  FOR              [ ]  AGAINST               [ ]  ABSTAIN

3.   Amend the stock option plan to increase the available shares and extend the term.
         [ ]  FOR              [ ]  AGAINST               [ ]  ABSTAIN

4.   Any other matter that may properly come before this meeting.

                  (Continued and to be signed on reverse side)